EXHIBIT 99.1

40 Enterprise Boulevard

PO Box 9300

Bozeman, MT 59718-9300

406.522.4200 P

406.522.4227 F

FOR IMMEDIATE RELEASE

For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman	Jason Treu
The Blueshirt Group	RightNow Technologies
415.217.5869	972.232.3977 Desk
todd@blueshirtgroup.com	214.893.3096 Cell
jtreu@rightnow.com

RIGHTNOW TECHNOLOGIES REPORTS FINANCIAL

RESULTS FOR FULL YEAR AND FOURTH QUARTER 2004

Annual Revenue Increases 72 percent Over Prior Year;

Annual Earnings Increase 184 percent

BOZEMAN, MONT (January. 31, 2005)  — RightNow® Technologies, Inc. (Nasdaq: RNOW), a leading provider of on demand CRM software solutions, today announced results for the fourth quarter and fiscal year, ended December 31, 2004.  RightNow reported consolidated revenue of $17.7 million for the fourth quarter of 2004, an increase of 67 percent from the fourth quarter of 2003.  Revenue for the year ended December 31, 2004 was $61.8 million, an increase of 72 percent from $35.9 million for the year ended December 31, 2003.

Fourth quarter 2004 net income was $1.3 million, or $0.04 per diluted share, compared to a loss of $(1.4) million, or $(0.09) per diluted share, in the fourth quarter of 2003.  Net income for the year ended December 31, 2004 was $3.4 million, or $0.12 per diluted share, compared to a loss of $(4.1) million, or $(0.28) per diluted share for the year ended December 31, 2003.

“Our 28 consecutive quarters of revenue growth reflect RightNow’s unrelenting focus on customer success and the strength of our business model,” said Greg Gianforte, Founder and Chief Executive Officer.  “In 2004 our growing success in the contact center and the launch of our industry leading on demand CRM suite spurred revenue growth of more than 70 percent.  We are also heartened that our products provided the backbone for one-half billion interactions on behalf of our customers and we bolstered our balance sheet through our IPO.

“We enter 2005 with market leading technology, a strong and loyal customer base, a growing and productive sales team, and a solid financial foundation.  We are well positioned to further grow our business and market share in the coming years.”

During the fourth quarter, the company added 80 new customers and renewed or expanded relationships with others, including Alaska Airlines, Cisco Systems, CNET Networks, Columbia University, Crane Telecommunications, Dunn & Bradstreet - France, Experian, IBM, Logitech International, Pinnacle Systems, Specialized Bicycles, Swiss Airlines, Sharper Image, Travelocity, Vodafone Group Plc.

Susan Carstensen, Chief Financial Officer, said: “We closed the year with a strong balance sheet including cash and investments of more than $50 million.  Our cash from operations was $6.7 million for the year, and deferred revenue grew by $4.6 million for the quarter and $13.6 million for the year to $49.1 million at December 31, 2004.”

Guidance

•                  For the first quarter of 2005, revenue is anticipated to be in the range of $18.0 to $18.5 million and EPS in the range of $0.03 to $0.04.

•                  For the year ended 2005, revenue is anticipated to be in the range of $81 to $85 million and EPS in the range of $0.15 to $0.19.

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results via teleconference at 4:30 p.m. (ET)/2:30 p.m. (MT) today, January 31, 2005.  To access the call, please dial (800) 810-0924 with confirmation code 3747791 at least five minutes prior to the 4:30 p.m. (ET)/2:30 p.m. (MT) start time.  A live audio webcast of the call will also be available at www.shareholder.com/rnow/medialist.cfm.  A replay of today’s conference call will be available on the company Web site at www.shareholder.com/rnow/, under the Investor Webcasts menu, from 5:00 p.m. (MT) on January 31, 2005 until 5:00 p.m. February 7, 2005 (MT).

About RightNow Technologies, Inc.

RightNow (NASDAQ: RNOW) provides organizations with industry-leading on demand CRM solutions to build customer-focused businesses. RightNow’s acclaimed technology, comprehensive services and commitment to customer success deliver high returns on investment for its customers.  More than 1,200 organizations worldwide use RightNow solutions including British Airways, British Telecom, Cisco Systems, Continental Tire North America, The Dow Chemical Company, John Deere, Nikon and the Social Security Administration.  Founded in 1997, RightNow is headquartered in Bozeman, Montana, with additional offices in North America, Europe and Asia. For further information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Stock Market.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words, and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to; risks associated with our business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures and other factors such as the availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the rate at which our present and future customers adopt our existing and future products and services; our ability to expand operations; fluctuations in our operating results due to changes in our mix of revenues, and our rate of growth;; interruptions or delays in our hosting operations; breaches of our security measures; our ability to expand, retain and motivate our employees and manage our growth; and the impact of potential acquisitions, if any.  Further information on potential factors that could affect our financial results is included in our registration statement on Form S-1 and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

RightNow Technologies, Inc.

Consolidated Balance Sheets

(In thousands) (Unaudited)

	December 31,
	2004	2003
Assets

Cash and cash equivalents	$23,015	$8,360
Short-term investments	27,117	—

Accounts receivable	16,939	10,415
Term receivables, current	10,090	4,926
Allowance for doubtful accounts	(1,581)	(902)
Net receivables	25,448	14,439
Prepaid expenses	1,255	509
Total current assets	76,835	23,308

Property and equipment, net	4,393	2,942
Term receivables, non-current	5,756	2,278
Intangible assets, net	1,113	623
Other	212	235
Total Assets	$88,309	$29,386

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Accounts payable	$1,720	$1,025
Commissions and bonuses payable	2,648	1,636
Other accrued liabilities	3,715	2,154
Current portion of long-term debt	—	1,390
Current portion of deferred revenue	36,020	26,127
Total current liabilities	44,103	32,332

Long-term debt, net of current portion	—	484
Deferred revenue, net of current portion	13,105	9,426

Redeemable convertible preferred stock	—	32,398

Stockholders’ equity (deficit):
Common stock	29	15
Warrants	291	—
Additional paid-in capital	72,367	(912)
Accumulated other comprehensive income (loss)	(605)	73
Accumulated deficit	(40,981)	(44,430)
Total stockholders’ equity (deficit)	31,101	(45,254)
Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)	$88,309	$29,386

RightNow Technologies, Inc.

Consolidated Operating Statements

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenue:
Software, hosting and support	$14,359	$8,627	$49,764	$29,300
Professional services	3,360	1,981	12,000	6,579
Total revenue	17,719	10,608	61,764	35,879

Cost of revenue:
Software, hosting and support	1,797	1,359	6,741	5,263
Professional services	2,344	1,272	7,206	3,740
Total cost of revenue	4,141	2,631	13,947	9,003

Gross profit	13,578	7,977	47,817	26,876

Operating expenses:
Sales and marketing	9,046	6,322	31,986	20,809
Research and development	2,167	1,507	7,807	5,915
General and administrative	1,288	979	4,621	3,518
Total operating expenses	12,501	8,808	44,414	30,242

Income (loss) from operations	1,077	(831)	3,403	(3,366)

Interest and other income (expense), net	226	2	146	(215)

Income (loss) before income taxes	1,303	(829)	3,549	(3,581)
Provision for income taxes	(8)	(536)	(100)	(539)
Net income (loss)	$1,295	$(1,365)	$3,449	$(4,120)

Net income (loss) per share:
Basic	$.04	$(.09)	$.17	$(.28)
Diluted	$.04	$(.09)	$.12	$(.28)

Shares used in the computation:
Basic	29,005	14,704	20,738	14,560
Diluted	33,411	14,704	28,940	14,560

RightNow Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Operating activities:
Net income (loss)	$1,295	$(1,365)	$3,449	$(4,120)
Non-cash adjustments:
Depreciation and amortization	709	598	2,790	2,474
Provisions for losses on accounts receivable	(62)	(34)	489	477
Changes in operating accounts:
Receivables	(3,563)	(2,405)	(14,657)	(6,678)
Prepaid expenses	(23)	24	(1,164)	(156)
Accounts payable	362	(170)	729	587
Commissions and bonuses payable	390	414	988	520
Other accrued liabilities	63	56	1,246	453
Deferred revenue	4,103	3,265	13,320	10,655
Other	46	425	(452)	107
Cash provided by operating activities	3,320	808	6,738	4,319

Investing activities:
Net purchases of short-term investments	(21,004)	—	(27,117)	—
Acquisition of property and equipment	(957)	(491)	(3,580)	(1,584)
Acquisition of intangible assets	(190)	—	(691)	(150)
Other	2	—	3	18
Cash used for investing activities	(22,149)	(491)	(31,385)	(1,716)

Financing activities:
Proceeds from long-term debt	—	135	1,675	4,700
Proceeds from issuance of common stock:
Initial public offering, less offering costs paid	(715)	—	39,972	—
Employee stock options and stock purchase plan	870	13	1,176	88
Repurchase of common stock	—	—	(2)	—
Payments on long-term debt	(15)	(394)	(3,588)	(7,133)
Cash provided (used) for financing activities	140	(246)	39,233	(2,345)

Effect of foreign exchange rates on cash and cash equivalents	68	(5)	69	64

Increase (decrease) in cash and cash equivalents	(18,621)	66	14,655	322

Cash and cash equivalents at beginning of period	41,636	8,294	8,360	8,038
Cash and cash equivalents at end of period	$23,015	$8,360	$23,015	$8,360

RightNow Technologies, Inc.

Metrics

	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004
New clients	80	88	74	69
Active clients	1,232	1,185	1,159	1,089
Percentage of clients hosting	87%	86%	85%	85%
Number of employees	407	387	354	322

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Revenues by type:
Recurring (term licenses, hosting & support)	55%	63%	59%	67%
Perpetual	26	18	22	15
Professional services	19	19	19	18

Revenues by geography: Americas	71%	77%	73%	76%
Europe	20	16	21	18
Asia Pacific	9	7	6	6

Customer interactions (in millions)	150	77	502	249